EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following are the direct and indirect subsidiaries of Sterling Financial Corporation:

Subsidiary	State of Incorporation or Organization
Bank of Lancaster County, N.A.
1 East Main Street
PO Box 0300
Strasburg, PA 17579	(National Banking Association)

Town & Country Leasing, LLC
1097 Commercial Avenue
East Petersburg, PA 17520	Pennsylvania

Sterling Financial Trust Company
101 North Pointe Boulevard
Lancaster, PA 17601-4133	Pennsylvania

Sterling Community Development Corporation, L.L.C.
101 North Pointe Boulevard
Lancaster, PA 17601	Pennsylvania

Equipment Finance LLC
118 West Airport Road
Lititz, PA 17543	Pennsylvania

EFI Holdings, Inc.
Wilmington, DE 19803	Delaware

Bank of Hanover and Trust Company
25 Carlisle Street
Hanover, PA 17371	Pennsylvania

First National Bank of North East
14 S. Main Street
North East, Maryland 21901	(National Banking Association)

Pennsylvania State Bank
2148 Market Street
Camp Hill, PA 17011	Pennsylvania

Delaware Sterling Bank & Trust Company
630 Churchman’s Road, Suite 204
Christiana, DE 19702	Delaware

Church Capital Management LLC
301 Oxford Valley Road, Suite 801B
Yardley, PA 19067	Pennsylvania

Bainbridge Securities, Inc.
301 Oxford Valley Road, Suite 801B
Yardley, PA 19067	Pennsylvania

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Subsidiary	State of Incorporation or Organization
Corporate Healthcare Strategies, LLC
d/b/a StoudtAdvisors
101 North Pointe Boulevard
Lancaster, PA 17601	Pennsylvania

Lancaster Insurance Group, LLC
115 South Centerville Road
Lancaster, PA 17601	Pennsylvania

Pennbanks Insurance Company SPC
Cells P5 and P8
Grand Cayman, Cayman Island, BWI	Cayman Islands

HOVB Investment Company
103 Foulk Road, Suite 202
Wilmington, DE 19803	Delaware

T & C Leasing, Inc.
1097 Commercial Avenue
East Petersburg, PA 17520	Pennsylvania

Sterling Mortgage Services, Inc.
101 North Point Boulevard
Lancaster, PA 17601-4133	Pennsylvania

Sterling Financial Statutory Trust I (1)
101 North Pointe Boulevard
Lancaster, PA 17601	Connecticut

Sterling Financial Statutory Trust II (1)
101 North Pointe Boulevard
Lancaster, PA 17601	Connecticut

Sterling Financial Statutory Trust III (1)
101 North Pointe Boulevard
Lancaster, PA 17601	Delaware

Sterling Financial Statutory Trust IV (1)
101 North Pointe Boulevard
Lancaster, PA 17601	Delaware

(1)	Sterling owns 100% of Trust I, Trust II, Trust III and Trust IV, however, they are not included in the consolidated financial statements as per FIN 46.